Exhibit 1.2

EXECUTION VERSION

UnitedHealth Group Incorporated

Debt Securities

Pricing Agreement

March 23, 2023

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Truist Securities, Inc.

3333 Peachtree Road

Atlanta, Georgia 30326

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated March 23, 2023 (the “Agreement”), between the Company, on the one hand, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC and Truist Securities, Inc., as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 5:12 p.m. (Eastern Time) on March 23, 2023 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated March 23, 2023 (including the Base Prospectus dated March 3, 2023) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Peter M. Gill
Name: Peter M. Gill
Title: Senior Vice President and Treasurer

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Kevin Prior
	Name:	Kevin Prior
	Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
	Name:	John Han
	Title:	Managing Director

[Signature Page to Pricing Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
	Name:	Adam T. Greene
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Thomas Hadley
	Name:	Thomas Hadley
	Title:	Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
	Name:	Valerie Shadeck
	Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
	Name:	Robert Nordlinger
	Title:	Director

As Representatives of the several Underwriters
named in Schedule I hereto

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2029 Notes	Principal Amount of 2033 Notes	Principal Amount of 2053 Notes	Principal Amount of 2063 Notes
Wells Fargo Securities, LLC	97,500,000	117,000,000	156,000,000	136,500,000
Citigroup Global Markets Inc.	87,500,000	105,000,000	140,000,000	122,500,000
Deutsche Bank Securities Inc.	87,500,000	105,000,000	140,000,000	122,500,000
Goldman Sachs & Co. LLC	87,500,000	105,000,000	140,000,000	122,500,000
Morgan Stanley & Co. LLC	87,500,000	105,000,000	140,000,000	122,500,000
PNC Capital Markets LLC	87,500,000	105,000,000	140,000,000	122,500,000
RBC Capital Markets, LLC	91,250,000	109,500,000	146,000,000	127,750,000
Truist Securities, Inc.	87,500,000	105,000,000	140,000,000	122,500,000
BofA Securities, Inc.	56,250,000	67,500,000	90,000,000	78,750,000
Barclays Capital Inc.	56,250,000	67,500,000	90,000,000	78,750,000
BNP Paribas Securities Corp.	56,250,000	67,500,000	90,000,000	78,750,000
J.P. Morgan Securities LLC	56,250,000	67,500,000	90,000,000	78,750,000
Mizuho Securities USA LLC	56,250,000	67,500,000	90,000,000	78,750,000
TD Securities (USA) LLC	56,250,000	67,500,000	90,000,000	78,750,000
U.S. Bancorp Investments, Inc.	56,250,000	67,500,000	90,000,000	78,750,000
BNY Mellon Capital Markets, LLC	18,750,000	22,500,000	30,000,000	26,250,000
KeyBanc Capital Markets Inc.	18,750,000	22,500,000	30,000,000	26,250,000
Santander US Capital Markets LLC	18,750,000	22,500,000	30,000,000	26,250,000
Scotia Capital (USA) Inc.	18,750,000	22,500,000	30,000,000	26,250,000
SG Americas Securities, LLC	18,750,000	22,500,000	30,000,000	26,250,000
SMBC Nikko Securities America, Inc.	18,750,000	22,500,000	30,000,000	26,250,000
Fifth Third Securities, Inc.	5,000,000	6,000,000	8,000,000	7,000,000
Huntington Securities, Inc.	5,000,000	6,000,000	8,000,000	7,000,000
Regions Securities LLC	5,000,000	6,000,000	8,000,000	7,000,000
Bancroft Capital, LLC	5,000,000	6,000,000	8,000,000	7,000,000
Loop Capital Markets LLC	5,000,000	6,000,000	8,000,000	7,000,000
R. Seelaus & Co., LLC	5,000,000	6,000,000	8,000,000	7,000,000

Total	$1,250,000,000	$1,500,000,000	$2,000,000,000	$1,750,000,000

SCHEDULE II

Title of Designated Securities:

4.250% Notes Due January 15, 2029 (the “2029 Notes”)

4.500% Notes Due April 15, 2033 (the “2033 Notes”)

5.050% Notes Due April 15, 2053 (the “2053 Notes”)

5.200% Notes Due April 15, 2063 (the “2063 Notes”)

Aggregate principal amount:

$1,250,000,000 for the 2029 Notes

$1,500,000,000 for the 2033 Notes

$2,000,000,000 for the 2053 Notes

$1,750,000,000 for the 2063 Notes

Price to Public:

2029 Notes:	99.812% of the principal amount of the 2029 Notes, plus accrued interest, if any, from March 28, 2023.

2033 Notes:	99.367% of the principal amount of the 2033 Notes, plus accrued interest, if any, from March 28, 2023.

2053 Notes:	99.324% of the principal amount of the 2053 Notes, plus accrued interest, if any, from March 28, 2023.

2063 Notes:	99.263% of the principal amount of the 2063 Notes, plus accrued interest, if any, from March 28, 2023.

Purchase Price by Underwriters:

2029 Notes:	99.462% of the principal amount of the 2029 Notes, plus accrued interest, if any, from March 28, 2023, if settlement occurs after that date.

2033 Notes:	98.917% of the principal amount of the 2033 Notes, plus accrued interest, if any, from March 28, 2023, if settlement occurs after that date.

2053 Notes:	98.574% of the principal amount of the 2053 Notes, plus accrued interest, if any, from March 28, 2023, if settlement occurs after that date.

2063 Notes:	98.463% of the principal amount of the 2063 Notes, plus accrued interest, if any, from March 28, 2023, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), March 28, 2023.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank Trust Company, National Association, as Trustee.

Maturity:

2029 Notes:	January 15, 2029.

2033 Notes:	April 15, 2033.

2053 Notes:	April 15, 2053.

2063 Notes:	April 15, 2063.

Interest Rate:

2029 Notes:	4.250%.

2033 Notes:	4.500%.

2053 Notes:	5.050%.

2063 Notes:	5.200%.

Interest Payment Dates:

2029 Notes:	January 15 and July 15, commencing July 15, 2023.

2033 Notes:	April 15 and October 15, commencing October 15, 2023.

2053 Notes:	April 15 and October 15, commencing October 15, 2023.

2063 Notes:	April 15 and October 15, commencing October 15, 2023.

Optional Redemption:

The 2029 Notes, the 2033 Notes, the 2053 Notes and the 2063 Notes are redeemable by the Company, in whole or in part and at any time on not less than 10 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

March 28, 2023, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2029 Notes, the 2033 Notes, the 2053 Notes and the 2063 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Attention: Debt Capital Markets Syndicate, with a copy to General Counsel

Email: dbcapmarkets.gcnotices@list.db.com

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Facsimile: (212) 291-5175

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

PNC Capital Markets LLC

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets, Fixed Income Transaction Execution

Facsimile: (412)762-2760

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: DCM Transaction Management

Facsimile: (212) 428-6308

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Attention: Investment Grade Capital Markets

Facsimile: (404) 926-5027

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated March 23, 2023 relating to the 2029 Notes, the 2033 Notes, the 2053 Notes and the 2063 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-270279

March 23, 2023

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated March 23, 2023

$1,250,000,000 4.250% NOTES DUE JANUARY 15, 2029

$1,500,000,000 4.500% NOTES DUE APRIL 15, 2033

$2,000,000,000 5.050% NOTES DUE APRIL 15, 2053

$1,750,000,000 5.200% NOTES DUE APRIL 15, 2063

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-270279)

Trade Date:	March 23, 2023

Settlement Date (T+3)**:	March 28, 2023

Maturity Date:	January 15, 2029 (the “2029 Notes”) April 15, 2033 (the “2033 Notes”) April 15, 2053 (the “2053 Notes”) April 15, 2063 (the “2063 Notes”)

Principal Amount Offered:	$1,250,000,000 (2029 Notes) $1,500,000,000 (2033 Notes) $2,000,000,000 (2053 Notes) $1,750,000,000 (2063 Notes)

Price to Public (Issue Price):	99.812% (2029 Notes) 99.367% (2033 Notes) 99.324% (2053 Notes) 99.263% (2063 Notes)

Net Proceeds (Before Expenses) to Issuer:	$1,243,275,000 (99.462%) (2029 Notes) $1,483,755,000 (98.917%) (2033 Notes) $1,971,480,000 (98.574%) (2053 Notes) $1,723,102,500 (98.463%) (2063 Notes)

Interest Rate:	4.250% (2029 Notes) 4.500% (2033 Notes) 5.050% (2053 Notes) 5.200% (2063 Notes)

Interest Payment Dates:

January 15 and July 15, commencing July 15, 2023 (2029 Notes)

April 15 and October 15, commencing October 15, 2023 (2033 Notes)

April 15 and October 15, commencing October 15, 2023 (2053 Notes)

April 15 and October 15, commencing October 15, 2023 (2063 Notes)

Regular Record Dates:	January 1 and July 1 (2029 Notes) April 1 and October 1 (2033 Notes) April 1 and October 1 (2053 Notes) April 1 and October 1 (2063 Notes)

Benchmark:	T 4.000% due February 29, 2028 (2029 Notes) T 3.500% due February 15, 2033 (2033 Notes) T 4.000% due November 15, 2052 (2053 Notes) T 4.000% due November 15, 2052 (2063 Notes)

Benchmark Price / Yield:	102-21 1⁄4 / 3.408% (2029 Notes) 100-27 / 3.399% (2033 Notes) 106-01+ / 3.664% (2053 Notes) 106-01+ / 3.664% (2063 Notes)

Spread to Benchmark:	+88 basis points (2029 Notes) +118 basis points (2033 Notes) +143 basis points (2053 Notes) +158 basis points (2063 Notes)

Re-offer Yield:	4.288% (2029 Notes) 4.579% (2033 Notes) 5.094% (2053 Notes) 5.244% (2063 Notes)

Optional Redemption Provisions:

Prior to December 15, 2028 (one month prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after December 15, 2028 (2029 Notes).

Prior to January 15, 2033 (three months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after January 15, 2033 (2033 Notes).

Prior to October 15, 2052 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points; par call on or after October 15, 2052 (2053 Notes).

Prior to October 15, 2062 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points; par call on or after October 15, 2062 (2063 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	30/360

CUSIP / ISIN:	91324P EU2 / US91324PEU21 (2029 Notes) 91324P EV0 / US91324PEV04 (2033 Notes) 91324P EW8 / US91324PEW86 (2053 Notes) 91324P EX6 / US91324PEX69 (2063 Notes)

Joint Book-Running Managers:	Wells Fargo Securities, LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC

PNC Capital Markets LLC RBC Capital Markets, LLC Truist Securities, Inc. BofA Securities, Inc. Barclays Capital Inc.
BNP Paribas Securities Corp. J.P. Morgan Securities LLC Mizuho Securities USA LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

Senior Co-Managers:	BNY Mellon Capital Markets, LLC KeyBanc Capital Markets Inc. Santander US Capital Markets LLC Scotia Capital (USA) Inc. SG Americas Securities, LLC SMBC Nikko Securities America, Inc.

Co-Managers:	Fifth Third Securities, Inc. Huntington Securities, Inc. Regions Securities LLC Bancroft Capital, LLC Loop Capital Markets LLC R. Seelaus & Co., LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.
**

We expect to deliver the Notes against payment for the Notes on or about March 28, 2023, which will be the third business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing should consult their own advisors.

* * *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at (800) 645-3751, Citigroup Global Markets Inc. toll-free at (800) 831-9146, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, Goldman Sachs & Co. LLC toll free at (866) 471-2526, Morgan Stanley & Co. LLC toll free at (866) 718-1649, PNC Capital Markets LLC toll free at (855) 881-0697, RBC Capital Markets LLC toll free at (866) 375-6829 and Truist Securities, Inc. toll free at (800) 685-4786. Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.